Exhibit 99.1

Susan E. Artmann
President

December 23, 2010

Via Facsimile 816-854-8500
HRB Tax Group, Inc.
One H&R Block Way
Kansas City, MO 64105
Attn: President and General Counsel

Via Facsimile 816-854-8500
H&R Block Tax Services LLC
One H&R Block Way
Kansas City, MO 64105
Attn: President and General Counsel

Via Facsimile 816-854-8500
H&R Block Enterprises LLC
One H&R Block Way
Kansas City, MO 64105
Attn: President and General Counsel

Via Facsimile 816-854-8500
H&R Block Eastern Enterprises, Inc.
One H&R Block Way
Kansas City, MO 64105
Attn: President and General Counsel

Via Facsimile 816-854-8500
HRB Digital LLC
One H&R Block Way
Kansas City, MO 64105
Attn: President and General Counsel

Via Facsimile 816-854-8500
HRB Innovations, Inc.
One H&R Block Way
Kansas City, MO 64105
Attn: President and General Counsel

Via Facsimile 816-854-8500
Block Financial LLC
One H&R Block Way
Kansas City, MO 64105
Attn: President and General Counsel

Via Facsimile 816-854-8500
H&R Block, Inc.
One H&R Block Way
Kansas City, MO 64105
Attn: President and General Counsel

Re:	Notice of Termination of Program Contracts Pursuant to Section 17.2(e) of the Retail Distribution Agreement

Ladies and Gentlemen:

I write to notify you that the HSBC Companies hereby terminate, effective immediately, the HSBC Retail Settlement Products Distribution Agreement dated September 23, 2005 as amended to date (the “Retail Distribution Agreement”) and certain other Program Contracts based on a “change in Law” pursuant to Section 17.2(e) of the Retail Distribution Agreement.1

Section 17.2(e) of the Retail Distribution Agreement provides that the HSBC Companies may terminate the Retail Distribution Agreement and certain other Program Contracts in the event that offering RALs becomes “commercially infeasible” for HSBC based on a “change in Law (other than the removal of the Debt Indicator) that creates a Material Adverse Effect.”  As we have discussed, there has been a change in Law that creates a Material Adverse Effect and makes offering RALs commercially infeasible for HSBC.  Accordingly, pursuant to Section 17.2(e), the HSBC Companies hereby terminate, effective immediately, the Retail Distribution Agreement and all other Program Contracts as amended to date, except (i) the Servicing Agreement, (ii) the Agreement dated September 23, 2005 between H&R Block, Inc. and HSBC Finance Corporation relating to possible claims for indemnification or contribution arising with respect to certain Released Claims, and (iii) the Agreement and Mutual Release dated December 14, 2010.

1           Capitalized terms used in this letter and not otherwise defined herein shall have the meanings given to such terms in the Appendix of Defined Terms and Rules of Construction attached to the Retail Distribution Agreement.

Sincerely,

Susan E. Artmann
President
HSBC Taxpayer Financial Services, Inc.

Sent on behalf of HSBC Companies:
HSBC Taxpayer Financial Services Inc.
HSBC Finance Corporation
HSBC Bank USA, National Association
HSBC Trust Company (Delaware), N.A.

cc:           Mike W. Lochmann (via fax 816-691-3495)

HSBC Taxpayer Financial Services
200 Somerset Corporate Boulevard, Bridgewater, NJ  08807
Tel: (908) 203-2414  Fax: (908) 203-4207
susan.e.artmann@us.hsbc.com